Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Interpublic Group of Companies’ Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us as “experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
May 22, 2014